UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

RRI ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-16455	76-0655566
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Main Street Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 497-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K (Form 8-K), “RRI Energy” refers to RRI Energy, Inc., and “we,” “us” and “our” refer to RRI Energy and its subsidiaries.
Item 2.02. Results of Operations and Financial Condition.
SECOND QUARTER 2009 PREVIEW
On July 28, 2009, our leadership team will make a presentation at an investor conference. We are disclosing, among other things, that as of June 30, 2009, we had available liquidity of $1.9 billion, comprised of $461 million of unused borrowing capacity and $1.5 billion of cash and cash equivalents. We also expect open EBITDA to be approximately ($10) million for the second quarter of 2009, compared to $136 million for the second quarter of 2008, and adjusted EBITDA is expected to be approximately ($80) million for the second quarter of 2009, compared to $202 million for the second quarter of 2008. The loss from continuing operations before income taxes for the second quarter of 2009 is expected to be approximately ($185) million, compared to income of $144 million for the second quarter of 2008. The second quarter of 2009 expected results include net unrealized gains on energy derivatives of $7 million, compared to $68 million for the same period of 2008.
Non-GAAP EBITDA Measures
"EBITDA” and “Adjusted EBITDA.” We believe that the Non-GAAP measures, earnings (loss) before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA provide meaningful representations of our consolidated operating performance. We consider EBITDA and adjusted EBITDA as performance measures rather than liquidity measures. In addition, many analysts and investors use EBITDA to evaluate financial performance. Adjusted EBITDA includes the following adjustments:
•	Unrealized Gains/Losses on Energy Derivatives. We use derivative instruments to manage operational or market constraints and to increase the return on our generation assets. We are required to record in our consolidated statement of operations non-cash gains/losses related to future periods based on current changes in forward commodity prices for derivative instruments receiving mark-to-market accounting treatment. We refer to these gains and losses prior to settlement, as well as ineffectiveness on cash flow hedges, as “unrealized gains/losses on energy derivatives.” In some cases, the underlying transactions being hedged receive accrual accounting treatment, resulting in a mismatch of accounting treatments. Since the application of mark-to-market accounting has the effect of pulling forward into current periods non-cash gains/losses relating to and reversing in future delivery periods, analysis of results of operations from one period to another can be difficult. We believe that excluding these unrealized gains/losses on energy derivatives provides a more meaningful representation of our economic performance in the reporting period and is therefore useful to us, investors, analysts and others in facilitating the analysis of our results of operations from one period to another. These gains/losses are also not a function of the operating performance of our generation assets, and excluding their impact helps isolate the operating performance of our generation assets under prevailing market conditions.
•	Western States Litigation and Similar Settlements. We exclude charges related to settlement of civil and criminal actions in our legacy western states and similar litigation. Because these charges are not representative of our ongoing business operations, our management believes that excluding them provides a more meaningful representation of our results of operations. For additional information, see note 14 to our consolidated financial statements in our most recent Form 10-K.
•	Wholesale Energy Goodwill Impairment. During 2008, we recorded a goodwill impairment charge of $305 million related to our wholesale energy segment. We exclude this charge because it is not representative of our ongoing business operations. For additional information, see note 4 to our consolidated financial statements in our Form 10-K.
•	Debt Extinguishments Gains/Losses. We exclude charges incurred in connection with the refinance or purchase of debt, including the accelerated amortization of deferred financing costs. These charges result from our efforts to increase our financial flexibility and are not a function of our operating performance. Accordingly, our management believes that excluding them provides a more meaningful representation of our results of operations. For additional information, see note 6(c) to our consolidated financial statements in our most recent Form 10-K.

•	Operation and Maintenance and General and Administrative Severance. We exclude severance charges incurred in connection with repositioning the company in connection with the sale of our retail business. Because the level of these costs is not representative of our ongoing business operations, our management believes that excluding these costs is useful in that it provides a more meaningful representation of our results of operations on an ongoing basis.
"Open EBITDA.” Open EBITDA includes the adjustments described above under “EBITDA” and “Adjusted EBITDA” as well as the following adjustments, which we believe help to provide a meaningful representation of our consolidated operating performance:
•	Wholesale Hedges. We exclude the recurring effect of certain wholesale hedges that were entered into primarily to mitigate (a) certain operational and market risks at our generation assets and (b) some of the downside risk to our earnings and cash flow. These amounts primarily relate to settlements of power and fuel hedges, long-term natural gas transportation contracts and storage contracts. The wholesale hedges described above are derived based on methodology consistent with the calculation of open energy gross margin. We also exclude the recurring effect of certain historical wholesale hedges that were entered into in order to hedge the economics of a portion of our wholesale operations. These amounts primarily relate to settlements of forward power hedges, long-term tolling purchases, long-term natural gas transportation contracts not serving our generation assets and our legacy energy trading. We believe that it is useful to us, investors, analysts and others to show our results in the absence of hedges. The impact of these hedges on our financial results is not a function of the operating performance of our generation assets, and excluding the impact better reflects the potential operating performance of our generation assets based on prevailing market conditions.
•	Gains on Sales of Emission and Exchange Allowances. As part of our effort to operate our business efficiently, we periodically sell emission and exchange allowances inventory in excess of our forward power sales commitments if the price is above our view of their value. We believe that excluding the gains from such sales is useful because these gains are not directly tied to the operating performance of our generation assets, and excluding them helps to isolate the operating performance of our generation assets under prevailing market conditions.
•	Gains or Losses on Sales of Assets. We exclude gains or losses on asset sales because we believe that these gains or losses are not directly tied to the operating performance of our generation assets, and excluding them helps to isolate the operating performance of our generation assets under prevailing market conditions.
The most directly comparable GAAP financial measure to adjusted EBITDA and open EBITDA is income (loss) from continuing operations before income taxes. The reconciliations are in the following table.

	Q2 2008A	Q2 2009E
	($ millions)
Income (loss) from continuing operations before income taxes	$144	$(185)
Unrealized (gains) losses on energy derivatives	(68)	(7)
Severance	—	4
Debt extinguishments gains	—	(1)
Depreciation and amortization	83	67
Interest expense, net	43	44

Adjusted EBITDA	$202	$(78)
Wholesale hedges	(44)	70
Gains on sales of assets and emission and exchange allowances, net	(22)	(2)

Open EBITDA	$136	$(10)

Non-GAAP Debt Measures
“Gross debt,” “Net debt,” “Secured debt” and “Net secured debt.” We expect gross debt to be $3.0 billion, net debt to be $1.4 billion, secured debt to be $861 million and net secured debt to be $239 million, each as of June 30, 2009. Total GAAP debt is expected to be $2.6 billion as of June 30, 2009. Gross debt is total GAAP debt and certain off balance sheet debt less purchase accounting adjustments. Net debt is gross debt less cash and cash equivalents, restricted cash, net margin deposits and cash collateral from continuing and discontinued operations. Secured debt is total GAAP debt excluding our unsecured debt (senior unsecured notes and Orion Power Holdings, Inc. senior notes). Net secured debt is secured debt less cash and cash equivalents up to $500 million, restricted cash, net margin deposits and cash collateral from continuing and discontinued operations. We believe that gross debt, net debt, secured debt and net secured debt are useful measures of our financial obligations and net debt and net secured debt are useful in evaluating the strength and flexibility of our capital structure.
As required by the terms of our July 2007 credit and guaranty agreement, net secured debt is also used in calculating our consolidated secured leverage ratio, which is our sole financial maintenance covenant. Our consolidated secured leverage ratio is calculated by dividing net secured debt by EBITDA, as further adjusted for Orion Power Holdings, Inc. interest expense ($48 million for an annual period) and as described in the agreement. When there are any revolving loans or revolving letters of credit outstanding under our agreement, we are not permitted to have a consolidated secured leverage ratio of more than 4.00 to 1.00.
The reconciliation of gross debt and net debt to total GAAP debt is in the following table.

	June 30, 2009
	($ millions)
Senior secured revolver	$—
6.75% Senior secured notes (2014)	453	(1)
7.625% senior unsecured notes (2014)	575
7.875% senior unsecured notes (2017)	725
Orion Power 12% notes (2010)	411
6.75% PEDFA fixed-rate bonds for Seward plant (2036)	408	(2)

Total GAAP debt	$2,572
REMA operating leases (off-balance sheet)	443
Orion Power 12% notes purchase accounting adjustments	(11)

Gross Debt	$3,004
Less:
Cash and cash equivalents	$(1,487)
Restricted cash	(3)
Net margin deposits and cash collateral	(119	) (3)

Net debt	$1,395

(1)	Excludes $22 million classified in discontinued operations.

(2)	Excludes $14 million classified in discontinued operations.

(3)	Includes $110 million classified in discontinued operations.

The reconciliation of secured debt and net secured debt to total GAAP debt is in the following table.

	June 30, 2009
	($ millions)
Total GAAP debt	$2,572
Less:
7.625% senior unsecured notes (2014)	$(575)
7.875% senior unsecured notes (2017)	(725)
Orion Power 12% notes (2010)	(411	) (1)

Secured debt	$861
Less:
Cash adjustment (as defined)	$(500)
Restricted cash	(3)
Net margin deposits and cash collateral	(119	) (2)

Net secured debt	$239

(1)	Includes purchase accounting adjustments of $11 million.

(2)	Includes $110 million classified in discontinued operations.
UPDATED OUTLOOK
Non-GAAP EBITDA Measures
Our updated outlook is based on forward commodity prices as of June 26, 2009. The outlook for open EBITDA is $276 million and $499 million for the years ending December 31, 2009 and 2010, respectively. The outlook for adjusted EBITDA, which includes the impact of wholesale hedges and gains on sales of assets and emission and exchange allowances, net is $158 million and $464 million for the same periods. The reconciliations of open EBITDA and adjusted EBITDA to income (loss) from continuing operations before income taxes are in the following table.

($ millions)	2008A	2009E	2010E
Income (loss) from continuing operations before income taxes	$26	$(282)	$(35)
Unrealized (gains) losses on energy derivatives	9	(31)	25
Western states litigation and similar settlements	37	—	—
Wholesale energy goodwill impairment	305	—	—
Severance	—	8	—
Debt extinguishments (gains) losses	2	(1)	—
Depreciation and amortization	313	287	304
Interest expense, net	179	177	170

Adjusted EBITDA	$871	$158	$464
Wholesale hedges	(233)	138	35
Gains on sales of assets and emission and exchange allowances, net	(93)	(20)	—

Open EBITDA	$545	$276	$499
Non-GAAP Cash Flow Measures
The outlook for free cash flow provided by (used in) continuing operations is ($227) million and $180 million for the years ending December 31, 2009 and 2010, respectively. Our non-GAAP cash flow measures may not be representative of the amount of residual cash flow that is available to us for discretionary expenditures, since they may not include deductions for all non-discretionary expenditures. We believe, however, that our non-GAAP cash flow measures are useful because they provide a representation of our cash level available to service debt on a normalized basis, both before and after capital expenditures and emission and exchange allowances activity.

"Adjusted Cash Flow Provided By (Used In) Continuing Operations.” We define adjusted cash flow provided by (used in) continuing operations as operating cash flow from continuing operations (which is the most directly comparable GAAP financial measure) excluding:
•	Change in Margin Deposits, net. We post collateral to support a portion of our commodity sales and purchase transactions. The collateral provides assurance to counterparties that contractual obligations will be fulfilled. As the obligations are fulfilled, the collateral is returned. We commonly use both cash and letters of credit as collateral. The use of cash as collateral appears as an asset on the balance sheet and as a use of cash in operating cash flow. When cash collateral is returned, the asset is eliminated from the balance sheet and it appears as a source of cash in operating cash flow. We believe that it is useful to exclude changes in margin deposits, since changes in margin deposits reflect the net inflows and outflows of cash collateral and are driven by hedging levels and changes in commodity prices, not by the cash flow generated by the business related to sales and purchases in the reporting period.
•	Western States Litigation and Similar Settlements Payments. We exclude the cash outflows related to settlement of civil and criminal actions in our legacy western states and similar litigation. Because these charges are not representative of our ongoing business operations, our management believes that excluding these outflows provides a more meaningful representation of our cash flow on an ongoing basis. For additional information, see note 14 to our consolidated financial statements in our most recent Form 10-K.
“Free Cash Flow Provided By (Used In) Continuing Operations.” Free cash flow provided by (used in) continuing operations is the same as adjusted cash flow provided by (used in) continuing operations but is further adjusted for capital expenditures, including maintenance and environmental capital expenditures and capitalized interest, and the following item:
•	Net Sales (Purchases) of Emission and Exchange Allowances. The cash flows from sales and purchases of emission and exchange allowances are classified as investing cash flows for GAAP purposes; however, we purchase and sell emission and exchange allowances in connection with the operation of our generating assets. As part of our effort to operate our business efficiently, we periodically sell emission and exchange allowances inventory in excess of our forward power sales commitments if the price is above our view of their value. Consistent with subtracting capital expenditures (which is a GAAP investing cash flow activity) in calculating free cash flow, we add sales and subtract purchases of emission and exchange allowances. The most directly comparable GAAP financial measure to free cash flow provided by (used in) continuing operations is operating cash flow from continuing operations.
The most directly comparable GAAP financial measure to free cash flow provided by (used in) continuing operations is operating cash flow from continuing operations. The reconciliation is in the following table.

($ millions)	2008A	2009E	2010E
Operating cash flow from continuing operations	$703	$(139)	$254
Western states litigation and similar settlements payments	34	65	—
Change in margin deposits, net	(199)	45	45

Adjusted cash flow provided by (used in) continuing operations	$538	$(29)	$299
Maintenance capital expenditures	(56)	(55)	(55)
Environmental capital expenditures and capitalized interest(1)	(223)	(131)	(38)
Emission and exchange allowances activity, net	(19)	(12)	(26)

Free cash flow provided by (used in) continuing operations	$240	$(227)	$180

(1)	Estimate represents the low end of the range.

NON-GAAP FINANCIAL MEASURES
In analyzing and planning for our business, we supplement our use of financial measures that are calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP) with a number of non-GAAP financial measures. We use these non-GAAP financial measures in communications with investors, analysts, rating agencies, banks and other parties. Non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, may provide a more complete understanding of factors and trends affecting our business. These non-GAAP financial measures should not be relied upon without considering the GAAP financial measures. Investors should review our consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.
We note that, where non-GAAP financial measures are presented on a forward-looking basis, certain factors that could affect GAAP financial measures are not accessible or estimable on a forward-looking basis. These factors include future unrealized gains/losses on energy derivatives and could include other items that may be material, such as mothballs/retirements, legal and regulatory settlements and estimated gains or losses on asset sales.
CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION
The report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements that contain projections, assumptions or estimates about our revenues, margins, capital structure and other financial items, our plans and objectives for future operations or about our future economic performance, economic and market conditions, possible transactions and dispositions, financings or offerings. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.
Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including, but not limited to, legislative, regulatory and/or market developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial and economic market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions and other factors we discuss or refer to in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Our filings and other important information are also available on the Investor Relations page of our website at www.rrienergy.com.
Each forward-looking statement speaks only as of the date of the particular statement and we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
INFORMATION FURNISHED
The information in Item 2.02 of this Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by RRI Energy under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RRI ENERGY, INC. (Registrant)
Date: July 28, 2009	By:	/s/ Thomas C. Livengood
Thomas C. Livengood
Senior Vice President and Controller